QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-138955 on Form S-1 of our report dated November 22, 2006 (February 12, 2007 as to the effect of the restatement discussed in Note 18) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 18) relating to the consolidated financial statements of Interactive Brokers Group LLC, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 22, 2006 (February 12, 2007 as to the effect of the restatement discussed in Note 8) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 8) relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 12, 2007

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM